Exhibit 99.1

USCF Funds Trust

United States 3x Oil Fund

Monthly Account Statement

For the Month Ended July 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$5,296,777
Unrealized Gain (Loss) on Market Value of Futures	(5,139,546)
Dividend Income	8,183
Interest Income	18,591
ETF Transaction Fees	4,274
Total Income (Loss)	$188,279

Expenses
Sponsor Management Fees	$15,915
Brokerage Commissions	11,129
Total Expenses	$27,044
Net Income (Loss)	$161,235

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/19	$23,399,824
Additions (150,000 Shares)	3,644,747
Withdrawals (250,000 Shares)	(7,039,940)
Net Income (Loss)	161,235

Net Asset Value End of Month	$20,165,866
Net Asset Value Per Share (750,040 Shares)	$26.89

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
United States 3x Short Oil Fund
Monthly Account Statement
For the Month Ended July 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(758,324)
Unrealized Gain (Loss) on Market Value of Futures	622,563
Dividend Income	1,528
Interest Income	2,408
ETF Transaction Fees	95
Total Income (Loss)	$(131,730)

Expenses
Sponsor Management Fees	$2,278
Brokerage Commissions	1,501
Total Expenses	$3,779
Net Income (Loss)	$(135,509)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/19	$2,756,331
Additions (50,000 Shares)	238,321
Net Income (Loss)	(135,509)

Net Asset Value End of Month	$2,859,143
Net Asset Value Per Share (600,040 Shares)	$4.76

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596

USCF Funds Trust
Monthly Account Statement
For the Month Ended July 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,538,453
Unrealized Gain (Loss) on Market Value of Futures	(4,516,983)
Dividend Income	9,711
Interest Income	20,999
ETF Transaction Fees	4,369
Total Income (Loss)	$56,549

Expenses
Sponsor Management Fees	$18,193
Brokerage Commissions	12,630
Total Expenses	$30,823
Net Income (Loss)	$25,726

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/19	$26,156,155
Additions (200,000 Shares)	3,883,068
Withdrawals (250,000 Shares)	(7,039,940)
Net Income (Loss)	25,726

Net Asset Value End of Month	$23,025,009

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596